SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  SEPTEMBER 16, 2005

DATE OF EARLIEST EVENT REPORTED:  SEPTEMBER 13, 2005

KENILWORTH SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW YORK	0-08962	84-1641415
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NUMBER)

185 WILLIS AVENUE, SUITE #4 MINEOLA, NY		11501
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)		(ZIP CODE)

(516) 741-1352
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Press Releases and Contract Exhibit

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (d)     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

At the Annual Meeting of shareholders of Kenilworth Systems Corporation held on September 13, 2005 and the submission to shareholders of a proxy statement filed, Herbert Lindo, Gino Scotto, Maureen Plovnick, Patrick Mc Devitt, Joyce Clark, Kit Wong and Paul Nusbaum were elected directors of the company.  Thereafter, the Board of Directors, as authorized by Article 2, Section 2 of the Company’s By-Laws, approved an increase in the Board of Directors from seven (7) to nine (9) directors.  Pursuant then to Article 2, Section 6 of the Company’s By-Laws, the Board of Directors then elected Alfred J. Luciani and David Satterfield to fill the two (2) new seats.

In addition thereto, each of the two (2) new directors will be issued one million (1,000,000) shares of the Company’s unregistered (restricted) stock.  Alfred J. Luciani, an attorney, entered into a Consulting Agreement with Kenilworth on July 1, 2005 pursuant to which he is to be compensated at the rate of $5,000 per month, with an additional $5,000 per month accrued and issued one million (1,000,000) shares of the Company’s unregistered (restricted) stock every six (6) months.

ITEM 8     OTHER EVENTS

On September 15, 2005, Kenilworth issued two (2) press releases which are annexed as exhibits hereto.

ITEM 10.1    CONTRACTS:

See Exhibit.

ITEM 9.01   FINANCIAL STATEMENTS & EXHIBITS

99.1	Press Release pertaining to the Annual Shareholders Meeting and other information dated September 15,2005.

99.2	Press Release pertaining to additions to Kenilworth’s Board of Directors dated September 15, 2005.

10.1	Consulting Agreement with Al Luciani.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Registrant

/s/ Maureen Plovnick
Maureen Plovnick, Corporate Secretary

Dated: September 16, 2005